Exhibit 2.3

EXECUTION COPY

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 31st day of January, 2005 effective as of 4:01 p.m. Eastern Standard Time, by and between TRANSCEND SERVICES, INC., a Delaware corporation (“Buyer”), and SUSAN McGROGAN, an individual resident of the State of Florida (“Seller”), with respect to the purchase and sale of the capital stock of Medical Dictation, Inc., a Florida corporation (together with its predecessors, the “Company”).

W I T N E S S E T H:

WHEREAS, the authorized capital stock of the Company consists solely of 7,000 shares of common stock having a par value of $1.00 per share (the “Company Common Stock”); and

WHEREAS, Seller is the holder of 100 shares of Company Common Stock comprising all of the issued and outstanding shares of the capital stock of the Company inclusive of any and all rights of Seller and any third party, if any, to Equity Rights (collectively the “Purchased Shares”); and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the Purchased Shares, in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

SALE OF STOCK

1.1 Sale of Stock. Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and covenants of Seller hereinafter set forth, at the Closing (as hereinafter defined), Seller hereby agrees to sell, assign, transfer and deliver the Purchased Shares to Buyer, and Buyer agrees to purchase the Purchased Shares from Seller, free and clear of all liens, encumbrances, equities, restrictions, claims and obligations to other persons of any nature, kind or character whatsoever (collectively, “Liens”).

(a) Purchase Price. The aggregate purchase price for the Purchased Shares (the “Purchase Price”) shall be comprised of: (i) the sum of one million dollars ($1,000,000) (the “Cash Portion”); (ii) the sum of three million five hundred thousand dollars ($3,500,000), payable by delivery at the Closing of a promissory note executed by Buyer in the form attached as Exhibit 1.2 (the “Note”); and (iii) the sum of $300,000 payable by the issuance and delivery at Closing of a number of shares (the “Restricted Shares”) of the Common Stock, par value $0.05 per share, of Buyer (“Buyer’s Common Stock”) determined by dividing such amount by the average closing price per share of Buyer’s Common Stock on the National Association of Stock Dealers Automatic Quotation System (NASDAQ) for the ten (10) trading days immediately prior to the Closing Date. The Note and the Restricted Shares are sometimes referred to herein, collectively, as the “Consideration Securities.” The Purchase Price shall be tendered by Buyer to Seller in accordance with Section 1.2 below.

1.2 Payment of Purchase Price. At the Closing, Buyer shall (a) pay to Seller the Cash Portion by wire transfer of immediately available funds to an account designated by Seller; (b) execute and deliver to Seller the Note; and (c) issue to Buyer’s transfer agent an irrevocable instruction (the “Transfer Agent Instruction”) to issue the Restricted Shares to Seller. All certificates representing any of the Restricted Shares shall bear the following restrictive legend:

“THE SECURITIES EVIDENCED HEREBY WERE ISSUED AND SOLD WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “FEDERAL ACT”), OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON CERTAIN EXEMPTIVE PROVISIONS OF SAID ACTS. SAID SECURITIES CANNOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS MADE: (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION; AND (2) IN A TRANSACTION WHICH IS EXEMPT UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS, OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH LAWS.”

1.3 Closing of Purchase and Sale. The closing of the purchase and sale of the Purchased Shares provided for herein (the “Closing”) shall take place at the offices of Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309- 3592, beginning at 10:00 A.M. on January 31, 2005, or at such other time and place as the parties shall mutually agree upon. The date upon which the Closing actually occurs shall be referred to in this Agreement as the “Closing Date.” The Closing shall be effective at 4:01 p.m. Eastern Standard Time on the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Buyer shall rely thereon, Seller hereby represents and warrants to Buyer the following (both as of the date hereof and as of the Closing Date):

2.1 Due Incorporation, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has the corporate power and lawful authority to carry on its business as now being conducted, and to own or lease and operate its properties and assets as now owned, leased or operated by the Company. The Company is duly qualified or otherwise authorized to do business as a foreign corporation, and is in good standing, in each jurisdiction set forth on Schedule 2.1 annexed hereto, which are the only jurisdictions in which the character of the properties owned, leased or operated by it, or the nature of its business, makes such qualification or authorization necessary.

2.2 Outstanding Capital Stock. The authorized capital stock of the Company consists of 7,000 shares of Company Common Stock, of which (a) 100 shares are issued and outstanding, and (b) no shares are held by the Company as treasury stock. No other class of capital stock of the Company is authorized or outstanding. All of the issued and outstanding shares of Company Common Stock are duly authorized and are validly issued, fully paid and non-assessable. Except as described on Schedule 2.2 annexed hereto, there is no outstanding right, subscription, warrant, conversion right, call, unsatisfied preemptive right, commitment, option or other contract or right of any kind pursuant to which any person or entity has the right or option to purchase or otherwise to receive from the Company or Seller any shares of the capital stock or any other security of the Company, and there is no outstanding security of any kind convertible into or redeemable or exchangeable for any shares of the capital stock or any other security of the Company (“Equity Rights”). Except as described in Schedule 2.2 annexed hereto, there is no shareholders’ agreement, voting trust or similar contract to which the Company or Seller is a party or which affects or restricts in any way Seller’s rights and obligations with respect to the Company Common Stock.

2.3 Title To Stock. Seller owns, beneficially and of record, and has full power and authority to convey, free and clear of all Liens, all of the Purchased Shares. Seller acquired the Purchased Shares directly from the Company or from prior shareholders of the Company, in each case in compliance with applicable law, for fair value and without knowledge that such issuance or transfer would violate any Lien or restriction on issuance or transfer imposed by any contract, arbitration award or court order binding on the Company or such prior shareholders, as the case may be. Upon delivery of and payment for the Purchased Shares as provided in this Agreement, Buyer will acquire good and marketable title to all of the issued and outstanding shares of Company Common Stock, free and clear of all Liens.

2.4 Subsidiaries and Investments. The Company does not have any subsidiaries nor does the Company own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in, or have any investment in, any other corporation, limited liability company, partnership, association, trust, joint venture or other entity.

2.5 Articles of Incorporation and Bylaws. Schedule 2.5 annexed hereto contains true and complete copies of the articles of incorporation and the bylaws of the Company, including all amendments thereto.

2.6 Books and Records. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company furnished by Seller to Buyer for inspection are true, correct and complete in all material respects. The signatures appearing on all documents contained in such books and records are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with all applicable statutes, laws and regulations.

2.7 Authority of Seller. Seller has full power and legal capacity to execute and deliver this Agreement and the other agreements, certificates and instruments required to be executed and delivered by Seller hereunder (collectively, the “Seller’s Documents”) and to carry out the transactions contemplated hereby and thereby. This Agreement and each of Seller’s Documents are valid and binding agreements of Seller enforceable against Seller in accordance with their respective terms. Except as described in Schedule 2.7 annexed hereto, no (a) consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority, or (b) consent, authorization or approval of any other third party is necessary in order to enable Seller to enter into and perform her obligations under this Agreement or any of Seller’s Documents. Neither the execution and delivery of this Agreement or any of Seller’s Documents nor the consummation of the transactions contemplated hereby or thereby will:

(a) conflict with, require any consent under, result in the violation of or constitute a breach of any provision of the articles of incorporation or the bylaws of the Company;

(b) conflict with, require any consent under, result in the violation of, constitute a breach of or accelerate the performance required on the part of the Company or Seller by the terms of, any contract to which the Company or Seller is a party or any evidence of indebtedness to which the Company or Seller is a party, including, without limitation, any customer or client contract, or any other contract, mortgage or deed of trust creating a Lien to which any property or asset of the Company or any shares of the capital stock of the Company is subject, or permit the termination of any such contract by another person, in each case, with or without notice or lapse of time or both;

(c) result in the creation or imposition of any Lien upon, or restriction on the use of, any property or asset of the Company or any shares of the capital stock of the Company under any contract to which the Company or Seller is bound;

(d) accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of the Company or Seller to accelerate the maturity of any such indebtedness;

(e) conflict with or result in the breach or violation of any writ, judgment, order, injunction, decree or award of any court or governmental body or agency or arbitration tribunal that is binding on the Company or Seller; or

(f) constitute a violation by the Company or Seller of any applicable statute, law or regulation.

2.8 Financial Statements. Attached hereto as Schedule 2.8 are (a) true and complete copies of the unaudited balance sheets and related statements of income and retained earnings and changes in financial position of the Company as of and for the fiscal year ended on December 31, 2003; and (b) the unaudited balance sheet of the Company (the “Latest Balance Sheet”) as of September 30, 2004 (the “Balance Sheet Date”) and the related unaudited statement of income and retained earnings for the Company for the nine-month period then ended (the financial statements referred to in clauses (a) and (b), together with the accompanying footnotes and supporting schedules thereto, are sometimes hereinafter referred to collectively as the “Financial Statements”). The Financial Statements, including the footnotes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The Financial Statements fairly present the financial condition of the Company at the dates thereof, and the related statements of income and retained earnings and changes in financial position fairly present the results of the operations and the changes in financial position of the Company for the periods indicated.

2.9 No Undisclosed Liabilities. Except and to the extent reflected and reserved against in the Latest Balance Sheet or in Schedule 2.9 annexed hereto and except for commercial liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practices, the Company does not have any liabilities or obligations (whether long term or current and whether accrued, absolute or contingent).

2.10 Litigation. Except as described in Schedule 2.10 annexed hereto, there is no (a) action, suit or proceeding, at law or in equity, by any person or entity, or (b) any arbitration, or (c) any investigation or administrative or other proceeding by or before any court or any governmental or regulatory body or agency, in each case, pending, or, to the knowledge of the Company or Seller, threatened, against or affecting the Company, any of its properties, assets or rights or any of the capital stock of the Company. Neither the Company nor Seller knows of any valid basis for any such action, suit, proceeding, arbitration, investigation or proceeding. The Company is not subject to any judgment, order, award or decree entered in any lawsuit or proceeding which may have an adverse effect on any of its respective operations, business practices or on its respective ability to acquire any property or conduct business in any area.

2.11 Taxes.

(a) For purposes of this Agreement, (i) “Taxes” shall mean all federal, state, local and foreign income, gross receipts, profits, windfall profits, capital gains, franchise, sales, use, license, occupation, property, property transfer, capital stock, premium, excise, employment, payroll, withholding, estimated, severance, stamp, environmental, customs duties, social security, unemployment, disability, registration, value added, alternative or add-on minimum and other taxes, assessments or governmental charges of any nature, kind or character, and including any interest, additions to tax and penalties thereon; and (ii) “Tax Returns” shall mean all returns, declarations, reports and forms, claims for refunds, or information returns and reports relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

(b) The Company has filed all Tax Returns that the Company was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets or properties of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

(c) Neither Seller nor any officer, director, agent or representative of the Company (or any employee of the Company responsible for Tax matters) has knowledge that any authority plans to assess any additional Taxes for any period for which Tax Returns have been filed. No dispute or claim exists concerning any Tax liability of the Company either (i) claimed or raised by any authority in writing or (ii) as to which Seller or any officer, director, agent or representative of the Company (or any employee of the Company responsible for Tax matters) has knowledge. Schedule 2.11(c) annexed hereto lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1997. Schedule 2.11(c) further identifies those Tax Returns that have been audited and those Tax Returns that currently are the subject of an audit.

(d) The Company has not (i) filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the “Code”) concerning collapsible corporations, (ii) made any payments, become obligated to make any payments or become party to an agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

(e) The Company has never been a “real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(f) The Company (i) is not party to any tax allocation or sharing agreement, (ii) has never been a member of an affiliated group filing a consolidated federal income Tax Return (other than with respect to a group of which the Company was the common parent), and (iii) has never incurred any liability for the Taxes of any person or entity (other than the Company) under Reg. §1.1502-6 (or any similar provision of state, local or foreign statute, law or regulation), as a transferee or successor, by contract or otherwise.

(g) All unpaid Taxes of the Company (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability set forth on the Latest Balance Sheet and (ii) do not exceed the reserve for Tax liability set forth on the Latest Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

(h) The Company has been, at all times since May, 1994 (including, without limitation, the date of this Agreement and the Closing Date), a validly electing qualified subchapter S corporation for federal income tax purposes within the meaning of Sections 1361 and 1362 of the Code. Accordingly, the Company is not liable for payment of any federal income Tax.

2.12 Title to Properties. The Company has good, valid and marketable title to all of its assets and properties, including, without limitation, all of the assets and properties shown on the Latest Balance Sheet and all assets and properties acquired by the Company since the Balance Sheet Date, in each case, free and clear of all Liens other than (a) Liens for current taxes, assessments or governmental charges or levies on property not yet due or delinquent, and (b) Liens described on Schedule 2.12 annexed hereto. Except as described on Schedule 2.12 annexed hereto, the Company owns, or leases or licenses pursuant to a written agreement expressly identified in the schedules annexed to this Agreement, all of the assets, properties and rights necessary for the conduct of its business as presently conducted.

2.13 Compliance with Laws. The Company (including each and all of its operations, practices, properties, real or personal, owned or leased, and assets) is in compliance with, and has at all times been in compliance with, all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations (collectively, “Laws”), including without limitation, those applicable to registration for the offer or sale of securities, discrimination in employment (including without limitation the Americans with Disabilities Act and the Age Discrimination in Employment Act of 1967), occupational safety and health, protection of the environment, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, unemployment, retirement and labor relations and product advertising, and the privacy and security of patient medical information (including without limitation The Health Insurance Portability and Accountability Act of 1996). Without limiting the generality of the foregoing, neither the Company nor any director, officer, or employee of the Company has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. All reports and returns required to be filed by the Company with any governmental authority have been filed and were accurate and complete in all material respects when filed.

2.14 Contracts and Other Agreements. Schedule 2.14 annexed hereto contains a complete and accurate list (sorted by reference to the clauses of this Section) of all of the following contracts to which the Company is a party or by or to which the Company or its assets or properties are bound or subject:

(a) contracts with any current or former officer, director or employee of the Company or with any Affiliate (as hereinafter defined) of the Company or any such person;

(b) contracts for the supply to any person of all or a portion of such person’s requirements of any product or service sold by the Company;

(c) contracts for the sale of any of the Company’s assets or properties, other than sales made in the ordinary course of business, or for the grant to any person of any preferential rights to purchase any of the Company’s assets or properties;

(d) joint venture or partnership contracts;

(e) contracts of guaranty or relating to matters of suretyship to which the Company is a party or by which its assets or properties are subject or bound;

(f) contracts calling for an aggregate price or fee, or payments in any one year, of more than ten thousand dollars ($10,000);

(g) contracts that cannot be canceled without liability, premium or penalty upon thirty (30) days’ notice;

(h) contracts with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

(i) contracts containing obligations or liabilities of any kind to holders of any security of the Company (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);

(j) contracts containing covenants of the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person or entity not to compete with the Company in any line of business or in any geographical area;

(k) contracts relating to the merger of the Company with any other entity or the acquisition by the Company of any operating business or securities of any entity;

(1) contracts relating to Intellectual Property (as hereinafter defined) owned, licensed or used by the Company in the course of its business, including, without limitation, all contracts relating to the development and use of Software (as hereinafter defined);

(m) contracts requiring the payment to any person of a royalty, override, commission or similar fee;

(n) contracts relating to the borrowing of money by the Company or subjecting any of its assets or properties to Liens or other liabilities or obligations;

(o) contracts with respect to which a change in the ownership (whether directly or indirectly) of the shares of Company Common Stock or a change in the composition of the Board of Directors of the Company or any of the other transactions contemplated by this Agreement may result in a violation of or default under, or give rise to a right of termination, modification, cancellation or acceleration of any obligation or loss of benefits under, such contract;

(p) any contract not made in the ordinary course of business; or

(q) any other contract material to the Company or the operation of its business (whether or not made or entered into in the ordinary course of business).

Seller has delivered to Buyer true and complete copies of all of the contracts described on Schedule 2.14 or, if such contract is an oral arrangement, Seller has fully and accurately described such arrangement on Schedule 2.14. All of such contracts are in full force and effect. The Company has performed all obligations required to be performed by it to date and is not in default under any such contract and has not taken any action that constitutes or with notice or lapse of time, or both, or would constitute a default, breach or anticipatory breach under any such contract. To the knowledge of the Company or Seller, no other party to any such contract is in default in the performance of its obligations thereunder or has taken any action which constitutes, or with notice or lapse of time or both would constitute, a default, breach or anticipatory breach under any such contract. Except as separately identified on Schedule 2.14 annexed hereto, no approval or consent of any person is needed for any contract set forth on Schedule 2.14 or on any other schedule annexed to this Agreement to continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

2.15 Leases.

(a) Schedule 2.15(a) annexed hereto contains a complete and accurate list of all real property leases to which the Company is a party (collectively, “Real Property Leases”). Each such Real Property Lease is in full force and effect. The Company has performed all obligations required to be performed by it to date under each Real Property Lease, is not in default under any Real Property Lease, and has not taken any action that constitutes or with notice or lapse of time, or both, or would constitute a default, breach or anticipatory breach under any Real Property Lease. The Company’s use and occupancy of each premises that is the subject matter of a Real Property Lease does not violate any of the terms of such Real Property Lease, is in conformity with all applicable building, zoning, health, fire, safety and other statutes, laws and regulations and does not violate the conditions of any of the Company’s policies of insurance. All of the buildings, structures and appurtenances situated on the premises that are the subject matter of a Real Property Lease are in good operating condition and state of maintenance and repair and will be adequate and suitable for the purposes for which they are presently being or are intended to be used. Adequate rights of ingress and egress and utility services are available for each premises that is the subject matter of a Real Property Lease. To the knowledge of the Company or Seller, no lessor or landlord under any such Real Property Lease is in default in the performance of its obligations thereunder or has taken any action which constitutes, or with notice or lapse of time or both would constitute, a default, breach or anticipatory breach under any such Real Property Lease. Neither Seller nor the Company has received notice from any such lessor or landlord of its intention to exercise any option thereunder which would adversely affect or terminate the Company’s use or occupancy of any premises that is the subject matter of any Real Property Lease. Except as described in Schedule 2.15(a), each Real Property Lease permits the consummation of the transactions contemplated hereby without modification of the terms thereof and without the consent of the applicable lessor or landlord. The Company does not own, and has never owned, any real property.

(b) Schedule 2.15(b) annexed hereto contains a complete and accurate list of all personal property leases to which the Company is a party (collectively, “Personal Property Leases”). Each such Personal Property Lease is in full force and effect. The Company has performed all obligations required to be performed by it to date and is not in default under any such Personal Property Lease and has not taken any action that constitutes, or with notice or lapse of time or both, would constitute a default, breach or anticipatory breach under any such Personal Property Lease. The Company’s use of the items of personal property that are the subject matter of any Personal Property Lease does not violate any of the terms of such Personal Property Lease, is in conformity with all applicable statutes, laws and regulations and does not violate the conditions of any of the Company’s policies of insurance. All of the items of personal property which are the subject matter of a Personal Property Lease are in good operating condition and state of maintenance and repair and will be adequate and suitable for the purposes for which they are presently being or are intended to be used. To the knowledge of the Company or Seller, no lessor under any such Personal Property Lease is in default in the performance of its obligations thereunder or has taken any action which constitutes, or with notice or lapse of time or both, would constitute, a default, breach or anticipatory breach under any such Personal Property Lease. Neither Seller nor the Company has received notice from any such lessor of its intention to exercise any option thereunder which would adversely affect or terminate the Company’s use of the items of personal property which are the subject matter of any Personal Property Lease. Except as described in Schedule 2.15(b), each of the Personal Property Leases permits the consummation of the transactions contemplated hereby without modification of the terms thereof and without the consent of the applicable lessor.

2.16 Trade Names and Other Intangibles. Schedule 2.16 annexed hereto contains a complete and accurate list of all patents, patent rights, licenses, methodologies, know-how, computer software, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights or similar rights, including, without limitation, any and all applications therefor (“Intellectual Property”) which are either (i) wholly or partly owned or licensed by the Company, or (ii) used in the conduct of the business of the Company (other than Software listed separately on Schedule 2.17) (collectively, the “Intellectual Property Assets”). Except as described on Schedule 2.16 annexed hereto, no person or entity, other than the Company, has any right under or in respect of any of the Intellectual Property Assets. To the knowledge of the Company or Seller, no person is infringing or otherwise acting adversely with respect to the Company’s rights under or in respect of the Intellectual Property Assets. The Company is the exclusive owner of all such rights, and there is no claim for damages or any proceeding pending or, to the knowledge of the Company or Seller, threatened with respect thereto. The Company is not infringing or otherwise acting adversely to the right of any person under or in respect to any Intellectual Property (including without limitation the rights of any third party software vendor), and there is no claim for damages or any proceeding pending or, to the knowledge of the Company or Seller, threatened with respect thereto.

2.17 Software. Schedule 2.17 annexed hereto contains a complete list of all computer software which is material to the business of the Company and which has been designed specifically for use by the Company or as to which the Company claims any proprietary rights (the “Software”). Except as described in Schedule 2.17 annexed hereto, the Company is the exclusive owner of all patents, copyrights, trademarks, intellectual property rights, trade secrets and other proprietary information, processes, and formulae used in connection with the Software. All work performed by employees, independent contractors or others in connection with the Software on behalf of the Company has been either (a) pursuant to a written “work-for-hire” contract with the Company in accordance with all applicable statutes, laws and regulations, that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property arising thereby, or (b) subject to an executed instrument of assignment in favor of the Company that has conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property arising in connection with the work performed. The Company has exclusive ownership, possession and control of all source codes, system documentation, statements of principles of operation, and schematics for all the Software that may be necessary to render such materials understandable and usable by a trained computer programmer. The Company has taken adequate measures consistent with industry practice to safeguard the confidentiality of any confidential information or trade secrets relating to the Software. The Software is not in the public domain. The Software performs in accordance with the documentation and other written material used in connection with the Software and is free from material defects in programming or operation.

2.18 Personnel, Compensation and Benefits.

(a) Schedule 2.18(a) annexed hereto contains a true and correct list of the names and current compensation levels of (i) all of the salaried, hourly and other employees of the Company, and (ii) all independent contractors and consultants engaged by the Company.

(b) Other than amounts which have not yet become payable in accordance with the Company’s customary practices, all of which will be paid in a timely manner, (i) the Company has paid in full all wages, salaries, commissions, bonuses and other direct compensation for all services performed by its employees to date, and (ii) the Company has paid, or will pay in a timely manner, all severance pay, benefits and vacation pay, if any, for all of its respective employees. The Company is not subject to any claim for non-payment or non- performance of any of the foregoing.

(c) The Company has withheld and paid all Taxes required to have been withheld and paid by such entity in connection with amounts paid or owing to any employee, consultant, independent contractor, creditor, stockholder or other third party. The Company has not improperly characterized as an independent contractor or consultant, any individual who should have been treated as an employee of the Company for tax withholding or any other purpose.

(d) Schedule 2.18 (d) sets forth a complete list of all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all employment contracts, bonus programs, and pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, whether written or unwritten, qualified or unqualified, funded or unfunded, foreign or domestic, currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414 of the Code (each an “ERISA Affiliate”) for the benefit of any current or former employees, officers or directors of the Company or with respect to which the Company has any liability (collectively, the “Benefit Plans”). As applicable with respect to each Benefit Plan, the Company has delivered or made available to Buyer, true and complete copies of (A) each Benefit Plan, including all amendments thereto, and in the case of an unwritten Benefit Plan, a written description thereof, (B) all trust documents, investment management contracts, custodial agreements and insurance contracts relating thereto, (C) the current summary plan description and each summary of material modifications thereto, (D) the most recent annual reports (Form 5500 and all schedules thereto) filed with the Internal Revenue Service (“IRS”). (E) the most recent IRS determination letter and each currently pending application to the IRS for a determination letter, (F) the most recent financial statements and trustee reports, (G) all records, notices and filings concerning IRS or Department of Labor audits or investigations, “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code and “reportable events” within the meaning of Section 4043 of ERISA, (H) all personnel, payroll, and employment manuals and policies; (I) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Company and the ERISA Affiliates, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities; (J) all registration statements filed with respect to any Benefit Plan; (K) all insurance policies purchased by or to provide benefits under any Benefit Plan; (L) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Benefit Plan; (M) the most recent reports submitted by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Benefit Plan; (N) all notices that were given by the Company or any ERISA Affiliate or any Benefit Plan to the IRS, the Pension Benefit Guaranty Corporation (“PBGC”), or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement; and (O) with respect to Benefit Plans subject to Title IV of ERISA, the Form PBGC-1 filed for the most recent plan year.

(e) No event has occurred and, to the knowledge of the Company or Seller, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate is or would reasonably be expected to be subject to any material liability under the terms of any Benefit Plan, under ERISA, or, with respect to any Benefit Plan, under the Code or any other applicable law, rule or regulation, domestic or foreign. Neither the Company nor any ERISA Affiliate has incurred or would reasonably be expected to incur any material liability in respect of any employee benefit plan maintained by an ERISA Affiliate but not included within the term “Benefit Plan” or by any person other than the Company or any ERISA Affiliate. No statement, either written or oral, has been made by the Company or an ERISA Affiliate to any person with regard to any Benefit Plan that was not in accordance with the terms of the Benefit Plan and that would have a Material Adverse Effect on the Company or an ERISA Affiliate. All filings required by ERISA and the Code as to each Benefit Plan have been timely, completely and accurately filed, and all notices and disclosures to participants required by either ERISA or the Code have been timely, completely and accurately provided. All contributions and payments made or accrued with respect to all Benefit Plans are deductible under Section 162 or 404 of the Code. No amount, or any asset of any Benefit Plan is subject to tax as unrelated business taxable income. The Company has no material liability to the IRS with respect to any Benefit Plan, including any liability imposed by Chapter 43 of the Code.

(f) Neither the Company nor any ERISA Affiliate has, at any time, (A) maintained or contributed to any “employee pension benefit plan” with the meaning of ERISA Section 3(2), (B) maintained or contributed to any employee pension benefit plan subject to Title IV of ERISA or Code Section 412, or (C) been required to contribute to, or incurred any withdrawal liability within the meaning of ERISA Section 4201 to, any multiemployer plan as defined in ERISA Section 3(37).

(g) Except as set forth on Schedule 2.18(d) or as contemplated by this Agreement, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement will not (A) require the Company or any ERISA Affiliate to pay greater compensation or make a larger contribution to, or pay greater benefits or accelerate payment or vesting of a benefit under, any Benefit Plan or (B) create or give rise to any additional vested rights or service credits under any Benefit Plan.

(h) Except for requirements under applicable law, as set forth on Schedule 2.18(d) or as contemplated by this Agreement, neither the Company nor any ERISA Affiliate is a party to or is bound by any severance agreement, program or policy.

(i) Except as set forth on Schedule 2.18(d), no Benefit Plan provides benefits, including without limitation, death or medical benefits, beyond termination of employment or retirement other than (A) coverage mandated by law or (B) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code. Neither the Company nor any ERISA Affiliate is contractually obligated to provide any person with life, medical, dental or disability benefits for any period of time beyond retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

(j) With respect to any Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA), (A) no such Benefit Plan is funded through a “welfare benefit fund”, as such term is defined in Section 419(e) of the Code, (B) each such Benefit Plan that is a “group health plan”, as such term is defined in Section 5000(b)(l) of the Code, complies in all respects with the applicable requirements of Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, and (iii) each such Benefit Plan (including any such Plan covering retirees or other former employees), as in effect on the date hereof, may be amended or terminated as to future benefit accruals without material liability to the Company or any ERISA Affiliate on or at any time after the Closing Date.

(k) Except as disclosed on Schedule 2.18(d), and except for the transactions contemplated by this Agreement, there is no contract, agreement, Benefit Plan or other arrangement covering any employee or former employee of the Company that would give rise to the payment of any amount that would not be deductible under Section 280G of the Code.

(l) To the knowledge of the Company or Seller, no event has occurred or circumstance exists that would result in a material increase in premium costs of any Benefit Plan that is insured, or a material increase in benefit costs of such Plan that is self-insured.

(m) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Benefit Plan is pending or, to the knowledge of the Company, is threatened which, if adversely determined, would individually or in the aggregate have a material adverse effect on the business of the Company.

(n) Each current or former employee of the Company who has taken a leave of absence under the Family and Medical Leave Act of 1994, as amended, was, upon his or her return to employment with the Company, placed in the same position with respect to all eligibility requirements and benefits of any Benefit Plan as had been applicable to such employee immediately before the leave commenced.

2.19 Insurance. Schedule 2.19 annexed hereto contains a list and brief description (specifying the insurer, the policy or covering note number and the amount of any deductible therefor, describing each pending claim thereunder, the aggregate amounts paid out under each such policy through the date hereof, and the aggregate limit, if any, of the insurer’s liability thereunder) of all policies or binders of fire, liability, product liability (or completed operations liability), workmen’s compensation, vehicular, unemployment and other insurance held by or on behalf of the Company. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner reasonably determined by the Company to be appropriate and sufficient and are adequate to protect the Company and its assets and properties. The Company has paid all premiums due thereon, is not in default with respect to any provision contained in any such policy or binder, and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims described on Schedule 2.19, there are no outstanding unpaid claims under any such policy or binder. The Company has not received notice of cancellation or non-renewal of any such policy or binder. None of the policies listed on Schedule 2.19 provides that premiums paid in respect of the periods prior to the Closing Date may be adjusted or recomputed based on claims-paying experience of such policies or otherwise. Neither the Company nor Seller has received notice from any of the Company’s insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage listed on Schedule 2.19 will not be available in the future on the same terms as now in effect.

2.20 Transactions with Affiliates.

(a) No Affiliate of the Company or Seller (a) has any ownership interest, directly or indirectly, in any competitor, supplier or customer of the Company, has any outstanding loan to or receivable to or from the Company, or is a party to or has any interest in any contract with the Company.

(b) For purposes of this Agreement, the term “Affiliate” means (i) any entity that, directly or indirectly, controls, is controlled by or is under common control with the person or entity in question; (ii) the shareholders, officers or directors of any entity referred to in the preceding clause, (iii) the spouse of any person referenced to in each of the preceding clauses; and (iv) any entity in which any of the foregoing has a direct or indirect interest, except for the ownership of less than five percent (5%) of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market.

2.21 No Changes Prior to Closing Date. Since the Balance Sheet Date, except as expressly contemplated hereby or disclosed on Schedule 2.21, the Company has not (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, consistent with past practices (b) permitted any of its assets or properties to be subjected to any Lien, (c) sold, transferred or otherwise disposed of any assets except inventory sold in the ordinary course of business, (d) made any capital expenditure or commitment therefor, (e) declared or paid any dividend or made any distribution with respect to any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or granted or canceled any option, warrant or other right to purchase or acquire any such shares, (f) made any bonus, profit sharing or other distribution or similar payment of any kind, (g) increased its indebtedness for borrowed money, or made any loan to any person, (h) except in the ordinary course of business, consistent with past practices, made or permitted any amendment or termination of any contract to which the Company is a party or by which it or any of its respective assets and properties are subject or bound, (i) entered into any contract granting any preferential rights to purchase any of the Company’s assets or properties or requiring the consent of any party to the transfer and assignment of any of the Company’s assets or properties, (j) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to the Company, (k) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee (or other employees, except in the ordinary course of business), (1) canceled or waived any claims or rights of substantial value, (m) made any change in any method of accounting or auditing practice, (n) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, or (o) agreed, whether or not in writing, to do any of the foregoing.

2.22 Disclosure. Neither this Agreement nor any Seller’s Document, schedule, exhibit or certificate furnished in connection with the transactions contemplated hereby by or on behalf of Seller or the Company’s officers or directors, contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. Seller knows of no fact or circumstance that adversely affects the business, prospects (financial or otherwise) or financial condition of the Company or its assets or properties, which fact or circumstance has not been set forth in this Agreement or in a Seller’s Document, schedule, exhibit or furnished in connection with the transactions contemplated hereby by or on behalf of either of Seller or the Company’s officers or directors.

2.23 Securities Law Matters. Seller is acquiring the Consideration Securities for investment for such Seller’s own account, not on behalf of others and not with a view to resell or otherwise distribute such stock in a transaction that would be in violation of the securities laws of the United States or any state thereof. Seller acknowledges that the Consideration Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws and, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available and, as a result, Seller must bear the risk of an investment in the Consideration Securities for an indefinite period of time. Seller is an “accredited investor” as that term is defined in Regulation D under the Securities Act. The financial condition of Seller is currently adequate to bear the substantial economic risk of an investment in the Consideration Securities. Seller, in conjunction with a “purchaser representative” within the meaning of Regulation D, has sufficient knowledge and experience in investment and business matters to understand the economic risk of such an investment and the risk involved in a commercial enterprise such as Buyer. Seller is a bona fide resident of the State of Florida and all communications and information, written or oral, concerning the Consideration Securities and this Agreement have been directed to Seller and have been received in such State. Seller has received and carefully read Buyer’s Proxy Statement dated March 22, 2004, Buyer’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and Buyer’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, each filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Seller has had the opportunity to ask questions of, and receive answers from, officers of Buyer concerning Buyer, its business and Buyer’s Common Stock and to obtain any additional information which Seller reasonably requested. Seller understands that Buyer will rely upon the statements made by Seller in this Section 2.23 for purposes of establishing and relying upon an exemption from the registration requirements of the Securities Act for the issuance of the Consideration Securities.

2.24 Broker’s or Finder’s Fees. No agent, broker, person or firm acting on behalf of Seller or the Company is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

ARTICLE III

REPRESENTATIONS OF BUYER

3.1 Incorporation and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and lawful authority to carry on its business as now being conducted, and to own, lease and operate its properties and assets as now owned, leased or operated by Buyer.

3.2 Authority of Buyer. Subject to approval of Buyer’s board of directors (or a duly authorized committee thereof), Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements required to be executed and delivered by Buyer hereunder (collectively, the “Buyer’s Documents”) and to carry out the transactions contemplated hereby and thereby. Following approval by Buyer’s board of directors (or a duly authorized committee thereof), (a) the execution, delivery and performance of Buyer Documents by Buyer will be duly authorized by all necessary action on the part of Buyer, and (b) Buyer Documents will be valid and binding agreements of Buyer enforceable against Buyer in accordance with their respective terms. No consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority, or any consent, authorization or approval of any third party (other than Buyer’s board of directors or a duly authorized committee thereof), is necessary in order to enable Buyer to enter into and perform Buyer’s obligations under Buyer Documents, and neither the execution and delivery of Buyer Documents nor the consummation of the transactions contemplated thereby will:

(a) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the certificate of incorporation or bylaws of Buyer;

(b) conflict with, require any consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of Buyer by the terms of, any contract to which Buyer is a party, in each case, with or without notice or lapse of time or both;

(c) conflict with or result in the breach of or violation of any writ, judgment, order, injunction, decree or award of any court of governmental body or agency or arbitration tribunal that is binding on Buyer; or

(d) constitute a violation by Buyer of any applicable statute, law, or regulation.

3.3 Restricted Shares. The Restricted Shares will be duly authorized, validly issued, outstanding, fully paid and nonassessable. The delivery of the certificates representing the

Restricted Shares will transfer to Seller beneficial and record title to the Restricted Shares, free and clear of all Liens and free and clear of all restrictions on transfer except for those imposed by the Securities Act and all applicable state securities laws.

3.4 Broker’s or Finder’s Fees. Except for Narratek, Inc. (whose remuneration shall be the sole responsibility of Buyer), no agent, broker, person or firm acting on behalf of Buyer is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

3.5 Securities Law Matters. Buyer is purchasing the Purchased Shares for its own account for investment and not for resale or distribution in any transaction that would be in violation of the securities laws of the United States of America or any state thereof. Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Buyer acknowledges and agrees that the Purchased Shares have not been registered under the Securities Act or any applicable state securities law and that the Purchased Shares may not be offered or sold in the United States or to a U.S. person unless such Purchased Shares are first registered under the Securities Act and under any applicable state securities law, or an exemption from the foregoing registration requirements is identified and complied with.

ARTICLE IV

COVENANTS

4.1 Operation in Ordinary Course. From the date hereof to the Closing Date, except with the prior written consent of Buyer, Seller shall cause the Company to (a) conduct its business only in the ordinary course and in substantially the same manner as conducted at the date hereof, and in all cases in such a manner as to ensure that it, at all times, has sufficient cash to meet obligations that are due or that will become due within thirty (30) days, (b) use its reasonable best efforts to preserve its business organization intact and to retain the services of its present officers, key employees, purchasing and sales personnel and representatives, (c) use its reasonable best efforts to preserve favorable relations with its employees, customers, suppliers and others having business relations with it, (d) use its reasonable best efforts to comply with all applicable Laws, (e) refrain from entering into, amending in any material respect or terminating any contract to which it is a party, (f) refrain from changing in any material respect any employee’s compensation or employment benefits; (g) refrain from making any distribution to its shareholders, and (h) conduct its business in such a manner that the representations and warranties contained in Article II of this Agreement shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. Seller shall indemnify and hold Buyer harmless from and against any claim or loss incurred by Buyer or the Company or any of their respective shareholders, resulting from or arising out of any act or omission of Buyer under this Section 4.1 if such act or omission was taken or made in good faith and in a commercially reasonable manner.

4.2 Notice of Events. Seller shall promptly notify Buyer of (a) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement, (b) any event, occurrence, transaction or other item which would have been required to have been disclosed on any schedule or certificate delivered by or on behalf of Seller, the Company or the Company’s officers or directors hereunder had such event, occurrence, transaction or item existed on the date hereof, and (c) any lawsuits, claims, proceedings or investigations that after the date hereof are threatened or commenced against Seller or against the Company or any of its officers, directors, employees, consultants, agents or shareholders with respect to the affairs of the Company.

4.3 Exclusive Dealing. During the period beginning on the date hereof and ending on January 31, 2005 (the “Exclusivity Period”), Seller shall refrain, and shall cause the Company and each of its representatives, directors, officers, stockholders, agents or affiliates to refrain, from (i) entertaining or discussing a possible sale, merger, recapitalization or other disposition of the Company, any capital stock or assets of the Company or any interest therein with any other party or provide any information to any other party in connection therewith, or (ii) disclose to any other party the contents of this Agreement or the details of the transactions proposed herein. In addition, Seller will inform Buyer of, and provide Buyer with information regarding, any other offers or expressions of interest for the Company.

4.4 Examinations and Investigations. Until the Closing Date, Buyer shall be entitled, through its employees and representatives, including, without limitation, its counsel and accountants, to make such investigation of the assets, properties, business and operations of the Company, and such examination of the books, records and financial condition of the Company as Buyer deems necessary or advisable. Any such investigation and examination shall be conducted at reasonable times during normal business hours and under reasonable circumstances, and Seller shall cause the Company to cooperate fully therein. No investigation by Buyer (or failure to conduct such an investigation) shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller under this Agreement, or Buyer’s rights under Article VIII of this Agreement. In order that Buyer may have full opportunity to make such business, accounting and legal review, examination or investigation as it may wish of the business and affairs of the Company, Seller shall furnish, and shall cause the Company to furnish, the representatives of Buyer during such period with all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request and cause its and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination.

4.5 Further Assurances. Seller agrees to cure at any time after the Closing, without further compensation, any deficiencies with respect to the endorsement of the certificates representing the Purchased Shares or with respect to the stock power executed by Seller and accompanying such certificates.

4.6 Non-Competition and Non-Solicitation. Seller hereby acknowledges, recognizes and confirms that the nature of the business of the Company is highly competitive, that the covenants herein contained in this Section are part of the bargained for consideration without which Buyer would not consummate the purchase of the Purchased Shares, that the covenants herein will not deprive Seller of a means by which she may earn a livelihood or otherwise cause undue hardship and that this Section is a reasonable and necessary means by which Buyer must be able to protect its legitimate business interests and the goodwill and the customer and supplier relationships of the Company. Accordingly, Seller agrees that Seller will not directly or indirectly during the five (5) year period following the Closing Date (the “Non-Competition Period”): (i) engage in or prepare to engage in any Competing Business (as defined below), whether such engagement is as an officer, director, proprietor, employee, partner, manager, member, investor (other than as a passive investor in less than five percent (5%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent, representative, independent contractor, creditor or otherwise in any geographic area located within the State of Florida or within a twenty-five (25) mile radius of any hospital or medical practice that is a client of the Company as of the Closing Date (all such geographic areas, the “Restricted Territory”); or (ii) assist others in engaging in or preparing to engage in any Competing Business in the manner described in clause (i). In addition, Seller agrees that Seller will not directly or indirectly during the five (5) year period following the Closing Date (the “Non-Solicitation Period”): (I) solicit the business of, or trade with, any customers or prospective customers of the Company in the Restricted Territory with respect to the products sold or services provided by the Company during the two (2) year period immediately preceding the Closing Date; or (II) induce, or otherwise solicit, any customers with whom the Company has done business to terminate or otherwise curtail or impair their business relationship with Buyer or Buyer’s Affiliates; or (III) solicit or induce any individual who is an employee of the Company or Buyer at that time to terminate his or her employment with the Company or Buyer or offer employment to or hire or engage any such individual. As used herein, the term “Competing Business” means any proprietorship, general or limited partnership, limited liability company, joint venture, business trust, corporation, association or other entity or person (exclusive of Purchaser or its subsidiaries) engaged at the time of such determination in the business of providing medical transcription services and/or related database or consulting services. Seller shall take such steps as are necessary to also cause Liz McGrogan to also comply with the foregoing, and agrees that any failure of Liz McGrogan to comply with the foregoing shall be deemed a breach of this Section 4.6 by Seller. In the event of an uncured default by Buyer under the Note, the provisions of this Section 4.6 shall be deemed void, removed from the provisions of this Agreement and of no further force or effect.

4.7 Confidentiality. Seller expressly acknowledges and agrees that the Company’s records, books, data and other confidential information concerning the Company’s products, accounts, client development (including customer and prospect lists), sales activities and procedures, promotional and marketing techniques, plans and strategies, financing, development and expansion plans and credit and financial data concerning customers and suppliers and other information involving the Company are considered by Buyer to be confidential and in the nature of trade secrets and are valuable, special and unique assets of Buyer, access to and knowledge of which are essential to preserve the good will, customer relationships and going business value of the Company for the benefit of Buyer and Buyer’s Affiliates. In recognition of the highly competitive nature of the industry in which Buyer’s business will be conducted, Seller further agrees that all knowledge and information described in the preceding sentence not in the public domain (unless such knowledge and information is in the public domain as a result of a breach of this or any other confidentiality agreement) and heretofore obtained by Seller shall be considered confidential information (collectively, the “Confidential Information”). In recognition of the foregoing, Seller hereby agrees that Seller will not, during the five (5) year period following the Closing Date, (a) disclose or cause or permit to be disclosed any of the Confidential Information to any person for any reason or purpose whatsoever, except and to the extent such disclosure is required by law or appropriate court order and written notice thereof, if practicable, is provided to Buyer not less than ten (10) days prior to such disclosure, (b) use any of the Confidential Information, other than information that is in the public domain (unless such information is in the public domain as a result of a breach of this or any other confidentiality agreement), for Seller’s or own purposes or for the benefit of any Person (except Buyer or Buyer’s Affiliates), or (c) use any of the Confidential Information to the detriment of Buyer or Buyer’s Affiliates; provided, that with respect to any Confidential Information that constitutes a trade secret pursuant to applicable Law, the foregoing obligations shall survive beyond such 5-year period for so long as such Confidential Information remains a trade secret. The foregoing shall be in addition to and not lieu of any protections available to Buyer pursuant to any applicable Law regarding the protection of trade secrets.

4.8 Reformation. It is expressly understood and agreed that, although Seller and Buyer consider the restrictions set forth in Sections 4.6 and 4.7 to be reasonable for the purpose of preserving for Buyer the good will, customer relationships, proprietary rights and going business value of the Company, if a final determination is made that the time or territory or any other restriction set forth in Sections 4.6 and 4.7 is an unreasonable or otherwise unenforceable restriction against Seller, the parties hereto do hereby authorize the court or arbitrator to revise and amend the provisions of Sections 4.6 and 4.7 to the minimum extent necessary so as to produce legally enforceable restrictions, and, if the court or arbitrator refuses to do so, the parties hereto agree that the provisions of Sections 4.6 and 4.7, as appropriate, shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court or arbitrator may determine or indicate to be reasonable.

4.9 Equitable Relief. Seller acknowledges and agrees that Buyer’s remedy at law for a breach or threatened breach of any of the provisions of Sections 4.6 and 4.7 would be inadequate and, in recognition of that fact, in the event of a breach or threatened breach by Seller of the provisions of Sections 4.6 and 4.7, it is agreed that, in addition to its remedies at law, Buyer shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary, preliminary, or permanent injunction, or any other equitable remedy which may then be available, including but not limited to an equitable accounting of all earnings, profits and other benefits arising from or in connection with such violation. Seller agrees not to oppose Buyer’s request for any of the above relief on the grounds that Buyer has not been irreparably injured or that Buyer has an adequate remedy at law or that such equitable relief is inappropriate. Nothing set forth in this Section 4.9 shall be construed as prohibiting Buyer from pursuing any other rights and remedies available to it for such breach or threatened breach pursuant to Article VIII.

4.10 Relationship to Other Covenants. Seller acknowledges that the covenants of Seller made pursuant to Sections 4.6 and 4.7 shall not supersede, nor shall they be superseded by, any restrictive covenants made by Seller in connection with Seller’s employment with the Company or Buyer.

4.11 Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

(a) Allocation of Items Between Pre-Closing Tax Periods and Post-Closing Tax Periods. In accordance with Internal Revenue Code Section 1362(e)(6)(D) and Treas. Reg.

§ 1362-3(b)(3) thereunder, the parties agree that Buyer shall cause the Company to file its last S Corporation Tax Return with a taxable period ending as of the close of business on the day prior to the Closing Date (the “Final S Corporation Year”), and shall allocate items of income, loss and deduction on the basis of the Company’s normal tax accounting method and not on the basis of a pro rata allocation method. For purposes of clarification, the parties acknowledge that the foregoing means that the Company’s 2005 tax year will commence on January 1, 2005 and conclude as of the close of business on the day prior to the Closing Date.

(b) Allocation of Taxes Between Pre-Closing Tax Periods and Post-Closing Tax Periods. In the case of any Taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts of the Company for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the day prior to the Closing Date, such that Taxes resulting from events occurring immediately prior to the Closing Date are allocated to that portion of the Straddle Period ending immediately prior to the Closing Date and Taxes resulting from events occurring on or after the Closing Date are allocated to that portion of the Straddle Period beginning on or after the Closing Date. The amount of other Taxes, including but not limited to personal property and real property taxes, of the Company for a Straddle Period which relate to the Pre-Closing Tax Period shall be apportioned ratably on a daily basis between the portions of the Straddle Period in question. For purposes of this Section, the term “Pre-Closing Tax Period” shall mean the portion of the taxable period that ends on the close of business on the day prior to the Closing Date.

(c) Filing Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed the Tax Returns for the Final S Corporation Year, together with Tax Returns for the tax year concluding on December 31, 2004. Such Tax Returns shall be prepared in a manner consistent with the such last previously filed Tax Returns of the Company, unless otherwise required by applicable law. Not less than thirty (30) days prior to the date that each respective Tax Return for the Final S Corporation Year is filed, Buyer shall provide a copy of such Tax Return to Seller for comment and review. Buyer shall consider in good faith whether to make such revisions to such Tax Return as may be reasonably requested by Seller.

(d) Cooperation on Tax Matters. Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section and any audit, examination, litigation or other proceeding with respect to taxes or tax returns. Such cooperation shall include the retention and (upon the request of any other party) the provision of records and information which are reasonably relevant to any such audit, examination, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller agrees (i) to retain all books and records with respect to tax matters pertinent to Seller or the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Seller shall allow the other party to take possession of such books and records. Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person or entity as may be necessary to mitigate, reduce or eliminate any Taxes that could be imposed (including, without limitation, with respect to the transactions contemplated hereby).

(e) Certain Other Taxes. All sales, use, and other such Taxes and fees (including any penalties and interest) incurred in connection with the transfer of the Purchased Shares, shall be paid by Seller when due, and Seller will, at its sole cost and expense, file all necessary Tax Returns and other documentation with respect to the foregoing and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation. Notwithstanding the foregoing, all transfer, documentary, stamp, and registration fees incurred in connection with the transfer of the Purchased Shares and financing shall be paid by Buyer.

(f) Tax Claims Related to Pre-Closing Tax Periods. Buyer shall promptly notify Seller of any audit, examination, assessment, proposed adjustment, deficiency or other administrative or judicial proceeding relating to Taxes or Tax Returns (a “Tax Claim”) for any taxable period of Seller ending on or before the Closing Date. Buyer and its duly appointed representatives shall have the right to control and make all decisions with respect to any Tax Claim relating to a taxable period of the Company ending on or before the Closing Date. Buyer may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Tax authority with respect to such Tax Claim, and, with respect to such Tax Claim, may either pay any Tax asserted to be due and sue for a refund where applicable law permits or contest or settle the Tax Claim in any legally permissible manner; provided, however, that Buyer may not take any such action or choose not to take any such action which would settle, compromise or otherwise conclude such Tax Claim on a basis that would result in liability to Buyer without the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed). Seller shall execute or cause to be executed such powers of attorney or other documents as may be necessary to enable Buyer to take all actions it deems appropriate with respect to such Tax Claim. Buyer shall keep Seller reasonably informed of the nature of all actions taken with respect to such Tax Claim, and shall consult in good faith with Seller with respect to the contest of such Tax Claim. If Buyer does not assume the defense of any Tax Claim described in this Section, Seller may defend the same in such manner as it may deem appropriate, including, but not limited to, paying any Tax asserted to be due and suing for a refund where applicable law permits or contesting or settling the Tax Claim in any legally permissible manner, in each case, with the consent of Buyer, which consent shall not be unreasonably withheld or delayed.

(g) Tax Claims Relating to Straddle Periods. Buyer and its duly appointed representatives shall have the right to control and make all decisions with respect to any Tax Claim relating to any Straddle Period. Buyer may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Tax authority with respect to such Tax Claim, and, with respect to such Tax Claim, may either pay any Tax asserted to be due and sue for a refund where applicable law permits or contest or settle the Tax Claim in any legally permissible manner; provided, however, that Buyer may not take any such action or choose not to take any such action which would settle, compromise or otherwise conclude such Tax Claim on a basis that would result in liability to Buyer without the prior written consent of Seller (which consent shall not be unreasonably withheld). Seller shall execute or cause to be executed such powers of attorney or other documents as may be necessary to enable Buyer to take all actions it deems appropriate with respect to such Tax Claim. Buyer shall keep Seller reasonably informed of the nature of all actions taken with respect to such Tax Claim, and shall consult in good faith with Seller with respect to the contest of such Tax Claim.

ARTICLE V

CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE

The obligation of Buyer to enter into and complete the Closing is subject, at Buyer’s option, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Buyer only in writing:

5.1 Representations and Covenants. The representations and warranties of Seller contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date. At the Closing, Seller shall have delivered to Buyer a certificate to such effect.

5.2 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened against by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated by this Agreement or to seek damages or a discovery order in connection with such transactions, or that has or could reasonably be expected to have a materially adverse effect on the assets, properties, business, operations or financial condition of the Company. At the Closing, Seller shall have delivered to Buyer a certificate to such effect.

5.3 Governmental Permits and Approvals. All permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing and the continued operation of the business of the Company shall have been obtained.

5.4 Third Party Consents. All consents, permits, waivers and approvals from parties to material contracts with Seller or the Company that may be required in connection with the performance by Seller of Seller’s obligations under this Agreement or the continuance of such contracts with the Company without material modification after the Closing shall have been obtained (with satisfactory written evidence thereof, in recordable form where necessary, to be furnished to Buyer at the Closing).

5.5 Due Diligence. Buyer shall have completed its due diligence review of the Company and shall be satisfied with the results thereof, including, without limitation, Buyer’s satisfaction with the Financial Statements.

5.6 No Material Adverse Change. There shall have been no material adverse change in the assets or liabilities, the business or condition, (financial or otherwise) of the Company or its employees or customers regardless of reason, including, without limitation, to those changes that are the result of any legislative or regulatory change, the announcement of the transactions described herein, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, riot, storm, condemnation or act of God or other public force or otherwise. At the Closing, Seller shall have delivered to Buyer a certificate to such effect.

5.7 Books and Records. Buyer shall have received the minute books, stock certificate books, stock transfer books, corporate seals, books of account and all books, papers, records, correspondence and instruments of, or relating to, the Company and its business and operations.

5.8 Board of Directors Approval. The Board of Directors of Buyer shall have approved this Agreement and the transactions contemplated hereby.

5.9 Good Standing Certificates, Etc. Seller shall have delivered all certified resolutions, certificates, documents or instruments with respect to the Company’s corporate existence and authority as Buyer may have reasonably requested prior to the Closing Date.

5.10 Financing. Buyer shall have obtained financial accommodations sufficient to fund the Cash Portion of the Purchase Price, from a lender, and upon terms and conditions, satisfactory to Buyer.

5.11 Opinion of Counsel. Buyer shall have received the opinion of Johnston & Sasser, P.A., counsel to Seller, dated the Closing Date, covering the substantive issues set forth on Exhibit 5.11 in a form acceptable to Buyer’s counsel.

5.12 Compliance with Securities Laws. Buyer shall have determined, in its reasonable discretion, that the consummation of the transactions contemplated by this Agreement, including without limitation, the transfer of the Purchased Shares and the issuance of the Consideration Securities, complies with all applicable securities laws.

ARTICLE VI

CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE

The obligation of Seller to enter into and complete the Closing is subject, at Seller’s option, to the fulfillment of the following conditions, any one or more of which may be waived by Seller only in writing:

6.1 Representations and Covenants. The representations and warranties of Buyer contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. At the Closing, Buyer shall have delivered to Seller a certificate to such effect.

6.2 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transaction. At the Closing, Buyer shall have delivered to Seller a certificate to such effect.

6.3 Governmental Permits and Approvals. All permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing and the continued operation of the business of the Company shall have been obtained.

6.4 Resolutions. Buyer shall have delivered to Seller a copy of the resolutions duly adopted by the board of directors of Buyer (or a duly authorized committee thereof), certified accurate by an officer of Buyer as of the Closing Date, authorizing and approving the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

6.5 Registration Rights Agreement. Buyer shall have executed and delivered to Seller a registration rights agreement in the form of Exhibit 6.5 attached hereto.

6.6 Stock Pledge Agreement. Buyer shall have executed and delivered to Seller a stock pledge agreement in the form of Exhibit 6.6 attached hereto, pursuant to which Buyer shall pledge the Purchased Shares to Seller as security for Buyer’s obligations pursuant to the Note.

ARTICLE VII

ACTIONS TO BE TAKEN AT THE CLOSING

The following actions shall be taken at the Closing, each of which shall be conditioned on completion of all the others and all of which shall be deemed to have taken place simultaneously:

7.1 Stock Certificates. Seller shall deliver to Buyer any and all certificates representing the Purchased Shares, accompanied by stock powers duly executed in blank by Seller with all necessary transfer tax and other revenue stamps, acquired by Seller and paid for by Buyer, affixed thereto and cancelled.

7.2 Payment of Purchase Price. Buyer shall pay and deliver the Purchase Price in accordance with Section 1.3 above.

7.3 Other Documents and Certificates. Buyer and Seller shall deliver, or, with respect to Seller, cause the Company to deliver, the agreements, certificates, consents, permits, waivers, approvals and other documents described in Articles V and VI of this Agreement, respectively, or reasonably requested by counsel for Buyer or Seller, as the case may be, to satisfy the conditions precedent to Closing set forth in Articles V and VI of this Agreement.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

8.1 Survival of Representations and Warranties. All of the representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing.

8.2 Seller’s Indemnity Agreement. Seller shall defend, indemnify, compensate and hold harmless Buyer (and its directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys’ fees and expenses, (ii) attorneys’ fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants’ fees and other costs of defending or investigating any claim hereunder), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known or unknown as of the Closing Date or thereafter asserted against, imposed upon or incurred by Buyer, the Company, or any of their respective directors, officers, employees, agents, affiliates, successors or assigns by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

(a) any breach of any representation or warranty on the part of Seller contained in this Agreement (without giving effect to any materiality qualifications contained in any such representation or warranties) or any misrepresentation in or omission on the part of Seller contained in any certificate furnished or to be furnished to Buyer by Seller pursuant to this Agreement;

(b) any breach or non-fulfillment on the part of Seller of any covenant contained in this Agreement;

(c) any failure of Seller to transfer the Purchased Shares to Buyer, free and clear of all Liens;

(d) any liability or loss to the Company arising from facts in existence prior to the Closing Date, unless such liability was reserved against or accrued on the Latest Balance Sheet; or

(e) any claims with respect to brokers’ or finders’ fees due with respect to the transactions contemplated herein and alleged to arise from any contract entered into by Seller or the Company.

For purposes of clarification, with regard to indemnity claims relating to the operations of the business of the Company, Buyer’s indemnity claims may only relate to operations of the Company occurring on or prior to the Closing Date.

8.3 Buyer’s Indemnity Agreement. Buyer shall indemnify and hold harmless Seller from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages and lost income and profits and interruptions of business), liabilities, costs, and expenses of any kind (including without limitation interest, penalties and reasonable attorneys’ fees and expenses attorneys’ fees and expenses necessary to enforce their rights to indemnification hereunder, and consultants’ fees and other costs of defending or investigating any claim hereunder, and interest on any amount payable as a result of the foregoing) whether accrued, absolute, contingent, known, unknown or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Seller or any of Seller’s representatives or assigns, by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

(a) any breach of any representation or warranty or non-fulfillment of any covenant or agreement on the part of Buyer contained in this Agreement, or any misrepresentation in or omission from or non-fulfillment of any covenant on the part of Buyer contained in any certificate furnished or to be furnished to Seller by Buyer pursuant to this Agreement; or

(b) any claims with respect to brokers’ or finders’ fees due with respect to the transactions contemplated herein and alleged to arise from any contract entered into by Buyer.

8.4 Indemnification Procedure.

(a) The party seeking indemnification (the “Indemnitee”) shall promptly notify the indemnifying party hereunder (the “Indemnitor”) in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the “Notice of Claim”). The Notice of Claim shall specify, in reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is actually harmed by such failure to notify, and then only to the extent of such actual harm.

(b) With respect to any matter set forth in a Notice of Claim relating to a third party claim, the Indemnitor shall defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as the Indemnitor is defending any such third party claim in good faith, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not vigorously defend any such third party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim, at the Indemnitor’s expense. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise. Notwithstanding the foregoing, if there is a reasonable probability that a third party claim for which Buyer has indemnification rights against Seller hereunder will materially and adversely affect Buyer or the Company other than as a result of money damages or other payments, Buyer shall be entitled to conduct the defense of such claim at Seller’s expense.

8.5 Offset Against Note. Notwithstanding any other provision of this Agreement, if an indemnity claim is payable by Seller hereunder, at the option of Buyer, the principal amount of the Note shall be reduced by the amount of such indemnity claim. Such adjustments to the Note shall be made upon demand by Buyer submitted in writing at anytime following the determination under this Article VIII that an indemnity claim is payable by Seller, but in each case effective as of the Closing Date. Within five (5) days following such demand by Buyer, Seller shall cause the Note to be submitted to Buyer for cancellation. Upon Buyer’s receipt of the Note properly endorsed for cancellation, Buyer shall issue a replacement promissory note (if any principal balance remains) in substantially the same form as the original Note being replaced, but modified to reflect any changes in the principal amount or the payment terms of the Note resulting from such adjustment, and thereafter all references herein to the “Note” shall be deemed to refer to such replacement note. Any amount previously paid by Buyer in respect of the Note in excess of the principal and interest that would have been paid on the Note as of the date of such adjustment pursuant the amortization of the Note following such adjustment (“Excess Payments”) shall be applied as a prepayment of principal. Any indemnity claims and/or Excess Payments in excess of the principal amount of the Note, shall be immediately payable by Seller to Buyer in cash. The right of offset provided in this Section 8.5 shall be in addition to, and not in lieu of, any other rights or remedies that may accrue to Buyer as a result of any indemnity claim against Seller pursuant to this Article VIII.

ARTICLE IX

TERMINATION OF AGREEMENT

9.1 Termination. This Agreement may be terminated prior to the Closing only as follows:

(a) at the election of Seller, if any one or more of the conditions to the obligations of Seller to close has not been fulfilled as of the Closing Date, or if Buyer has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement;

(b) at the election of Buyer, if any one or more of the conditions to its obligations to close has not been fulfilled as of the Closing Date, or if Seller has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement;

(c) at the election of Seller or Buyer, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person directed against the consummation of the Closing or any other transaction contemplated under this Agreement and either Seller or Buyer, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof;

(d) at any time on or prior to the Closing Date, by mutual written consent of Buyer and Seller; or

(e) at any time after the expiration of the Exclusivity Period, at the election of either Buyer or Seller, provided that the party electing to terminate is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement.

9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1 above, then except as otherwise provided herein, all further obligations of the parties under or pursuant to this Agreement shall immediately terminate without further liability of any party to the others; provided, however, that (i) nothing in this Section 9.2 shall relieve the liability or obligations hereunder of any party (the “Defaulting Party”) to the other party or parties (each, a “Non-Defaulting Party”) on account of a breach by the Defaulting Party of any covenant, agreement, representation or warranty of the Defaulting Party contained herein; and (ii) the provisions of Section 10.1 (relating to publicity) and Section 10.5 (relating to expenses) shall survive any such termination.

ARTICLE X

MISCELLANEOUS

10.1 Publicity. Except as otherwise required by statute, law or regulation, none of the parties to this Agreement shall issue any press release or make any other public statement, in each case relating to or in connection with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the other party as to the contents and manner of presentation and publication thereof, which consent shall not be unreasonably withheld.

10.2 Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of Seller, Seller confirms that she has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

10.3 Contract. As used in this Agreement, the term “contract” means any written or oral agreement, commitment, understanding or other arrangement binding upon the Company.

10.4 Gender. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

10.5 Expenses. Buyer shall pay its expenses, including the fees and disbursements of its counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. Any expenses incurred by Seller in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transaction contemplated hereby shall be borne by Seller. The Company shall not be made to bear any such expenses of Seller.

10.6 Entire Agreement. This Agreement, including all schedules and exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements, negotiations or letters of intent, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by each of the parties hereto.

10.7 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party. The course of conduct or course of dealing of the parties shall not operate to amend, modify, terminate or waive the provisions of this Section 10.7.

10.8 Notices. All notices, requests, demands, tenders or other communications required or permitted hereunder (“Notices”) must be in writing and are deemed to have been duly given if (a) delivered personally, (b) sent by facsimile, followed with an original by mail, (c) mailed, certified or registered mail, return receipt requested, postage prepaid, (d) sent by Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, postage prepaid, as follows:

(a) If to Seller to:

Susan McGrogan

10109 Cortez Boulevard

Brooksville, FL 34613

Facsimile:

With a copy in like manner (which shall not constitute notice) to:

Johnston & Sasser, P.A.

29 South Brooksville Avenue

Brooksville, FL 34605

Facsimile (352) 799-3187

Attention: Darryl W. Johnston, Esq.

(b) If to Buyer to:

Transcend Services, Inc.

945 East Paces Ferry Road, Suite 1475

Atlanta, Georgia 30326

Facsimile: (404) 364-8009

Attention: Chief Executive Officer

With a copy in like manner (which shall not constitute notice) to:

Smith, Gambrell & Russell, LLP

1230 Peachtree Street, N.E.

Suite 3100, Promenade II

Atlanta, Georgia 30309-3592

Facsimile: (404) 685-6923

Attention: Richard G. Greenstein, Esq.

Each party may change its address for the giving of notices and communications to it, and/or copies thereof, by written notice to the other parties in conformity with the foregoing.

10.9 Rights of Third Parties. All conditions of the obligations of the parties hereto, and all undertakings herein, are solely and exclusively for the benefit of the parties hereto and their respective successors and assigns, and no other person or entity shall have standing to require satisfaction of such conditions or to enforce such undertakings in accordance with their terms, or be entitled to assume that any party hereto will refuse to consummate the purchase and sale contemplated hereby in the absence of strict compliance with any or all thereof, and no other person or entity shall, under any circumstances, be deemed a beneficiary of such conditions or undertakings, any or all of which may be freely waived in whole or in part, by mutual consent of the parties hereto at any time, if in their sole discretion they deem it desirable to do so.

10.10 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.11 Governing Law. The internal laws of the State of Georgia shall govern the interpretation and construction of and all matters relating to this Agreement.

10.12 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by either party hereto, other than by operation of law or with the consent of the other party; provided, however, that Buyer may pledge or assign its rights under this Agreement to any financing party or transferee of the Purchased Shares without obtaining such consent of Seller. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

10.13 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument.

10.14 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby. In such case, the parties hereto do hereby authorize the court or arbitrator to revise and amend such invalid, illegal or unenforceable provision to the minimum extent necessary so as to produce a legally enforceable provision achieving a closely as possible the same economic effect on the parties, and, if the court or arbitrator refuses to do so, the parties hereto agree to negotiate in good faith to enter into such an amendment.

10.15 Dispute Resolution.

(a) Any controversy or claim arising out of or relating to this Agreement, which cannot be settled amicably between the parties within fifteen (15) days following a written request by either party for good faith negotiation, shall be settled by arbitration to be held at the office of the American Arbitration Association (“AAA”) in Atlanta, Georgia, U. S. A. The arbitration shall be conducted in accordance with the United States Arbitration Act (9 U.S.C. § 1 et seq.) and the AAA Commercial Arbitration Rules then in effect; provided, however, that the parties agree that any arbitration shall be conducted under AAA’s expedited procedures then in effect, regardless of the amount in controversy. Each party may be represented by counsel in such arbitration proceeding. AAA shall select one (1) neutral arbitrator to conduct such arbitration proceeding. The parties agree to request the arbitrator to render a written decision within three (3) months of the request for arbitration or within two (2) months after appointment of the arbitrator, whichever is earlier. To the extent permitted under applicable law, such award shall be final and binding upon both parties; provided, however, that the arbitrator shall not be authorized to issue any ruling or award that is in manifest disregard of the law, notwithstanding any provisions or lack of provisions in the United States Arbitration Act, the provisions of Official Code of Georgia Annotated Section 9-9-13(b), or any other similar law. In the event that either party appeals the award or decision of the arbitrator on the grounds that the arbitrator’s award or decision was in manifest disregard of the law, then the parties acknowledge and agree that they shall not seek to have the dispute re-tried in the courts, but rather will submit the record of the arbitration proceedings to the court for a decision solely on whether the arbitrator’s judgment or award was in manifest disregard of the law, and to either affirm or vacate the award or decision on that basis. If the award or decision is vacated, then the parties shall re-submit the dispute to arbitration. Subject to the foregoing, judgment upon an award rendered by the arbitrator may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the law of such jurisdiction may require or allow. Any costs, fees or expenses incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The costs and expenses of the arbitration proceedings, including attorney’s fees, shall be borne by the losing party to the arbitration or, at the discretion of the arbitrator, may be allocated among the parties to properly reflect any partial prevailing or losing of the parties to the arbitration, as determined by the arbitrator.

(b) Notwithstanding subsection (a) above to the contrary, any party may seek temporary or preliminary injunctive relief against the other party in any court of proper jurisdiction, pending the outcome of any arbitration proceeding.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement, under seal, as of the date first above written.

BUYER:

TRANSCEND SERVICES, INC.

By:	/s/ LARRY GERDES
Name:	LARRY GERDES
Title :	CEO

[CORPORATE SEAL]

SELLER:

/s/ SUSAN McGROGAN (L.S.) SUSAN McGROGAN

Exhibit 1.2

Note

PROMISSORY NOTE

$3,500,000.00	January 31, 2005
Atlanta, Georgia

FOR VALUE RECEIVED, TRANSCEND SERVICES, INC., a Delaware corporation (“Payor”), hereby promises to pay to SUSAN McGROGAN, an individual resident of the State of Florida (“Payee”), at 10109 Cortez Boulevard, Brooksville, Florida 34613, or at such other place as Payee may designate to Payor in writing from time to time, the principal sum of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($3,500,000.00), subject to adjustment from time to time as provided herein, or so much thereof as is then due and payable, subject to and in accordance with the terms and conditions set forth in this promissory note (this “Note”). The principal amount of this Note shall be adjusted from time to time in accordance with the provisions of Sections 8.5 of that certain Stock Purchase Agreement (the “Purchase Agreement”), of even date herewith, by and between Payor, as Buyer, and Payee, as Seller (each such adjustment, a “Principal Amount Adjustment”). Unless otherwise provided in the Purchase Agreement, any such Principal Amount Adjustment shall be effective as of the original date of this Note regardless of when such Principal Amount Adjustment is finally determined and regardless of whether such adjustment is reflected in a replacement promissory note pursuant to the terms of the Purchase Agreement. All payments under this Note shall be made in lawful money of the United States of America. As used herein, the term “Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Georgia. Any capitalized term used but not otherwise defined herein shall have the same meaning ascribed to such term in the Purchase Agreement.

1. Payment Provisions

1.1 Interest. The outstanding principal balance of this Note shall bear simple interest at a rate equal to five percent (5%) per annum.

1.2 Payment and Maturity. The principal balance of this Note and accrued interest thereon shall become due and payable as follows:

(a) On the first (1st) anniversary of the date hereof, all accrued but unpaid interest hereon, together with one-third (1/3) of the then remaining principal balance hereof, shall become due and payable.

(b) On the second (2nd) anniversary of the date hereof, all accrued but unpaid interest hereon, together with one-half (1/2) of the then remaining principal balance hereof, shall become due and payable.

(c) On the third (3rd) anniversary of the date hereof, all accrued but unpaid interest hereon, together with the then remaining principal balance hereof, shall become due and payable.

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1.3 Prepayment. This Note may be prepaid at any time in whole or in part without penalty or premium and without the prior consent of Payee. All such optional prepayments shall be applied first in reduction of accrued but unpaid interest hereon and thereafter in reduction of the outstanding principal balance hereof.

1.4 Rights of Offset. To the extent permitted or required by the Purchase Agreement, Payor may offset any amounts owed to Payor by Payee against amounts owed by Payor hereunder.

2. Events of Default. If one or more of the following events of default (hereinafter an “Event of Default”) shall occur, then in each and every occurrence of any such Event of Default, at the option of Payee, subject to Section 1.4 above, the then outstanding principal balance of this Note, plus all accrued but unpaid interest, shall without notice (except as provided below) or demand (which is hereby waived) immediately mature and become forthwith due and payable:

2.1 Payor fails to make any payment of principal or interest hereunder when such payment is due and such failure shall not have been cured within ten (10) Business Days following Payor’s receipt of written notice of such failure from Payee.

2.2 Payor (i) makes an assignment for the benefit of creditors, (ii) admits in writing that it is unable to pay its debts generally as they become due, (iii) files a petition in bankruptcy, or for reorganization or for an adoption of an arrangement under the federal Bankruptcy Act (as now or in the future amended), or an answer to a petition seeking relief therein provided, (iv) has a petition in bankruptcy filed against it which petition is not dismissed within ninety (90) days of the filing thereof, (v) consents to the appointment of a custodian, conservator, liquidator, receiver or trustee for all or a substantial part of its property, or (vi) has a petition filed against it for the appointment of a custodian, conservator, liquidator, receiver or trustee for all or a substantial part of its property and such petition is not dismissed within ninety (90) days of the filing thereof.

2.3 Payor causes the aggregate principal amount of the indebtedness to which this Note is subordinated to exceed $1,500,000, except with the prior written consent of Payee, Payee agrees that such consent shall not be unreasonably withheld or delayed by Payee. Payee further agrees to consider in good faith any request by Payor to subordinate this Note to indebtedness replacing the existing indebtedness to which this note is then subordinated and to act reasonably in connection with any such request.

3. Savings Clause. Notwithstanding any other provision of this Note or of any other agreement or instrument to which Payor and Payee are parties, nothing herein contained or therein contained shall require the payment of any interest, expense or other charge by Payor which, when aggregated with all other interest, expenses and charges directly or indirectly paid by Payor or imposed by Payee as a condition to extension of this credit, shall exceed the highest lawful rate permissible under any law applicable thereto (the “Highest Lawful Rate”). If, but for this provision, this Note or any other such agreement or instrument would require any such payment in excess of such highest lawful rate, this Note and such other

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agreement or instrument shall automatically be deemed amended so that all interest, charges, expenses and other payments required hereunder or thereunder or so imposed, individually and in the aggregate, shall be equal to, but no greater than, the highest lawful rate therefor. If from any circumstances Payee should ever receive an amount which, but for this provision, would constitute an unlawful payment hereunder or thereunder, then, ipso facto, such amount shall be applied to the reduction of the outstanding principal balance of this Note and not to the payment of interest, expenses and charges.

4. Pledge Agreement. This Note, including the principal and interest payable pursuant hereto, is secured by that certain Stock Pledge Agreement, of even date herewith, between Payor and Payee (the “Pledge Agreement”).

5. Time of the Essence. Time is of the essence under this Note.

6. Notices. All notices, requests, demands, tenders or other communications required or permitted hereunder (“Notices”) must be in writing and are deemed to have been duly given if (a) delivered personally, (b) sent by facsimile, followed with an original by mail, (c) mailed, certified or registered mail, return receipt requested, postage prepaid, provided that any Notice sent only pursuant to this clause (c) shall be effective on the third (3rd) Business Day following deposit with the U.S. Mail, (d) sent by Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, postage prepaid, as follows:

If to Payee to:

Susan McGrogan

10109 Cortez Boulevard

Brooksville, FL 34613

Facsimile:

With a copy in like manner (which shall not constitute notice) to:

Johnston and Sasser, P.A.

29 South Brooksville Avenue

Brooksville, FL 34605

Facsimile (352) 799-3187

Attention: Darryl W. Johnston, Esquire

If to Payor to:

Transcend Services, Inc.

945 East Paces Ferry Road, Suite 1475

Atlanta, Georgia 30326

Facsimile: (404) 364-8009

Attention: Chief Executive Officer

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With a copy in like manner (which shall not constitute notice) to:

Smith, Gambrell & Russell, LLP

1230 Peachtree Street, N.E.

Suite 3100, Promenade II

Atlanta, Georgia 30309-3592

Facsimile: (404) 685-6923

Attention: Richard G. Greenstein, Esquire

Each party may change its address for the giving of notices and communications to it, and/or copies thereof, by written notice to the other parties in conformity with the foregoing.

7. Binding Effect; Assignment. This Note shall be binding upon Payor and its successors and permitted assigns and shall inure to the benefit of Payee and its successors and permitted assigns. This Note may not be assigned, in whole or in part, by Payee, without the consent of Payor.

8. Headings. The paragraph headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

9. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Georgia without regard to its conflicts of laws principles.

10. Subordination Legend.

THIS PROMISSORY NOTE IS SUBORDINATED TO ANY PRESENT OR FUTURE INDEBTEDNESS OWING FROM THE MAKER TO BANK OF AMERICA, N.A. AND ITS ASSIGNS, AND MAY BE ENFORCED ONLY IN ACCORDANCE WITH THAT CERTAIN SUBORDINATION AGREEMENT DATED JANUARY 31, 2005 BETWEEN SUE MCGROGAN, TRANSCEND SERVICES, INC. AND BANK OF AMERICA, N.A.

[Signatures appear on following page]

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IN WITNESS WHEREOF, Payor has caused this Note to be executed as of the day and year above first written.

“PAYOR”

TRANSCEND SERVICES, INC.

By:
Name:
Title:

ACCEPTED AND AGREED TO THIS          DAY OF

JANUARY, 2005

“PAYEE”
Susan McGrogan

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Exhibit 5.11

Opinion of Johnston & Sasser, P.A., counsel to Seller

JOHNSTON & SASSER, P.A.
	ATTORNEYS AND COUNSELORS AT LAW	29 SO. BROOKSVILLE AVE.
BROOKSVILLE, FLORIDA
	MAILING ADDRESS:	TELEPHONE: (352) 796-5123
POST OFFICE BOX 997
DAVID C. SASSER	BROOKSVILLE. FLORIDA 34605-0997	4026 COMMERCIAL WAY SPRING HILL, FLORIDA
DARRYL W. JOHNSTON	FAX: (352) 799-3187	TELEPHONE: (352) 688-7490

January 31, 2005

Transcend Services, Inc.

945 East Paces Ferry Road

Suite 1475

Atlanta, GA 30326

Gentlemen:

We have acted as counsel to Susan McGrogan (the “Seller”) in connection with the Stock Purchase Agreement dated January 31, 2005 (“Agreement”) between Ms. McGrogan and Transcend Services, Inc. (“Buyer”) and the consummation of the transaction contemplated by the Agreement.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Closing documents you prepared, and such corporate records, agreements, documents and other instruments, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Medical Dictation, Inc.

We do not express any opinion concerning any law other than the law of Florida and the federal law of the United States. Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. Medical Dictation, Inc. (the “Company”) is a corporation validly existing and in good standing under the laws of the State of Florida, and, as such, has all requisite corporate power and authority to conduct its business as presently conducted.

2. The Company has registered for and received an Employer Account Number in the following states in which it does business: Alabama, California, Florida, Georgia, Illinois, Maine, Massachusetts, Michigan, Missouri, Nevada, New York, Ohio, Pennsylvania, Rhode Island, Tennessee, Texas, Washington and West Virginia. However, we have determined and communicated to your legal counsel that no authorizations to do business have been applied for or granted in the above-mentioned states.

3. Each of Susan McGrogan (“Seller”) and Elizabeth McGrogan (“Principal”) has full legal capacity and authority to execute and deliver the Transaction Documents (as defined below) to which she is a party and to carry out the transactions contemplated thereby. Each of Seller and Principal has duly and validly executed and delivered each of the Transaction Documents to which she is a party. Each of the Transaction Documents to which Seller or Principal is a party constitutes the legal, valid and binding agreement of such party, enforceable against such party in accordance with its respective terms. As used herein, the term “Transaction Documents” means, collectively, the Seller’s Documents (as defined in the Purchase Agreement) and any documents required to be executed by Principal as a condition to Buyer’s obligation to consummate the transactions contemplated by the Purchase Agreement.

4. Except as set forth on Schedule 2.7 of the Purchase Agreement, neither the execution and delivery of the Transaction Documents, nor the consummation of the transactions contemplated thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body or (c) will, subject to obtaining any consent referred to in Schedule 2.7 of the Purchase Agreement, (i) violate or conflict with, (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, (iii) result in the termination of, (iv) accelerate the performance required by, or (v) result in the creation of any Lien upon any of the assets of the Company or the Purchased Shares under any term or provision of the Articles of Incorporation or the Bylaws of the Company, or of any contract, lease, commitment, understanding, arrangement, agreement or restriction of any kind or character to which any of the Company and/or the Seller is a party or by which the Company or Seller or any of its or her respective assets or properties may be bound or affected.

5. The authorized capital stock of the Company consists of 7,000 shares of $1.00 par value common stock (“Company Common Stock”), of which (a) 100 shares are issued and outstanding, and (b) no shares are held by the Company as treasury stock. No other class of capital stock of the Company is authorized or outstanding. All of the issued and outstanding shares of Company Common Stock are duly authorized and are validly issued, fully paid and non-assessable. Except as described on Schedule 2.2 attached to the Purchase Agreement, there is no outstanding right, subscription, warrant, conversion right, call, unsatisfied preemptive right, commitment, right of first refusal, option or other contract or right of any kind pursuant to which any person or entity has the right or option to purchase or otherwise to receive from the Company or Seller any shares of the capital stock or any other security of the Company, and there is no outstanding security of any kind convertible into or redeemable or exchangeable for any shares of the capital stock or any other security of the Company. Except as described in Schedule 2.2 attached to the Purchase Agreement, there is no shareholders’ agreement, voting trust or similar contract to which the Company or Seller is a party or which affects or restricts in any way Seller’s rights and obligations with respect to the Company Common Stock.

6. Seller (i) is the sole record and beneficial owner of all outstanding shares of Company Common Stock, (ii) has good and valid title to such shares, free and clear of all liens, claims, encumbrances, equities or claims, and (iii) has full right, power and authority to transfer to the Buyer good title to all such shares free and clear of any lien, encumbrance, equity or other adverse claim.

7. No authorization, consent or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be obtained or made by the Company or Seller for the due execution and delivery by Seller of the Transaction Documents and consummation of the transactions contemplated thereby.

8. To our actual knowledge, except as set forth in Schedule 2.10 attached to the Purchase Agreement, there is no action, suit, arbitration proceeding, investigation or inquiry pending before any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality (a) which relates to the execution and delivery of the Transaction Documents, or (b) which could have a material adverse effect on the assets, finances, business or results of operations of any of the Company.

This opinion is furnished to you by us as counsel for Susan McGrogan, is solely for your benefit, and is rendered solely in connection with the transaction to which this opinion relates. This opinion may not be relied upon by any other person without our prior written consent.

Sincerely yours,

/s/ Darryl W. Johnston
Darryl W. Johnston

Exhibit 6.5

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 31, 2005, by and between TRANSCEND SERVICES, INC., a Delaware corporation (hereinafter called the “Company”), and SUSAN McGROGAN, an individual resident of the State of Florida (hereinafter called “Initial Holder”).

WHEREAS, pursuant to that certain Stock Purchase Agreement of even date herewith, by and between the Company and the Initial Holder (the “Purchase Agreement”) the Company has issued to the Initial Holder certain shares of the Common Stock of the Company, $.05 par value per share (“Common Stock”) and may in the future issue additional shares pursuant thereto (all such shares issued pursuant to the Purchase Agreement, the “Shares”); and

WHEREAS, said Shares have been, or will be, issued to the Initial Holder without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the Company and the Initial Holder desire to provide hereunder for compliance therewith and for the registration of the Shares, all upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1. Certain Other Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Registrable Securities” shall mean the Shares, which have not been sold to the public.

“Commission” shall mean the United States Securities and Exchange Commission and any successor federal agency having similar powers.

“Holders” shall mean any holder or holders of Shares that have not previously been sold to the public.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 3 hereof, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, fees of the National Association of Securities Dealers, Inc. and accountants’ expenses, including without limitation, any special audits required by any such registration, but excluding any underwriting discounts and/or sales commissions.

“Securities Act” shall mean the Securities Act of 1933, as amended.

2. Restrictions on Transfer. Initial Holder represents to the Company that she is acquiring the Shares for her own investment account and without a view to the subsequent public distribution of the Shares otherwise than pursuant to an effective registration statement under the Securities Act or an exemption therefrom. Each certificate for Shares issued to the Initial Holder and any subsequent Holder which have not been sold to the public pursuant to an effective registration statement under the Securities Act or as to which the restrictions on transfer have not been removed as hereinafter provided, shall bear a restrictive legend reciting that the same have not been registered pursuant to the Securities Act and may not be transferred in the absence of an effective registration statement as to such Shares or an exemption in fact from the registration requirements thereof. Prior to any proposed transfer of any Registrable Securities, except pursuant to an effective registration statement under the Securities Act, the Holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and shall be accompanied by an opinion of counsel experienced in federal securities laws matters and reasonably acceptable to the Company and its counsel to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the Holder of such Registrable Securities shall be entitled to transfer such securities in accordance with the terms of its notice and such opinion. Restrictions imposed under this Section 2 upon the transferability of the Shares shall cease when

(a) a registration statement covering such Shares becomes effective under the Securities Act, or

(b) the Company receives from the Holder thereof an opinion of counsel experienced in federal securities laws matters, which counsel shall be reasonably acceptable to the Company, that such restrictions are no longer required in order to insure compliance with the Securities Act.

When such restrictions terminate, the Company shall issue new certificates in the name of the Holder not bearing the legends required by this Section 2.

3. Registration under Securities Act

3.1 Incidental Registration

(a) Right to Include Registrable Securities. If, prior to the time that the Registrable Securities become eligible for resale pursuant to Rule 144 under the Securities Act, the Company proposes to register any of its equity securities under the Securities Act, whether for sale for its own account or for the account of any other person, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to all such Holders of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration. Upon the written request of any such Holder (each a “Requesting Holder”) delivered to the Company within ten (10) business days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder and the intended method or methods of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by Requesting Holders, to the extent requisite to permit the disposition of the Registrable Securities in accordance with the intended methods thereof as specified by the holders of a majority of the Registrable Securities so to be registered, provided that:

(i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in subdivision (b) of this Section 3.1);

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(ii) if (A) the registration so proposed by the Company involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed by or through one (1) or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (B) the Company proposes that the securities to be registered in such underwritten offering will not include all of the Registrable Securities requested to be so included, and (C) the managing underwriter of such underwritten offering shall advise the Company and the Requesting Holders in writing that, in its judgment, the distribution of all or a specified portion of such Registrable Securities concurrently with the securities being distributed by such underwriters will adversely affect the distribution of such securities by such underwriters, then the Company may require, by written notice to each such holder, that the distribution of all or a specified portion of such Registrable Securities be excluded from such distribution (in case of an exclusion of a portion of such Registrable Securities, such portion to be allocated among such holders in proportion to the respective numbers of shares of Registrable Securities owned by such holders) provided that, the number of shares of Registrable Securities included shall be reduced pro rata with any securities being offered for the account of any person other than the Company (other than pursuant to the “demand” registration rights of such person); and

(iii) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 3.1 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans or incidental to the registration of any nonequity securities not convertible into equity securities;

(b) Expenses. Except as otherwise prohibited by applicable law, the Company will pay all Registration Expenses in connection with the registration of Registrable Securities pursuant to this Section 3.1.

(c) Participation in Underwritten Registrations. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, holdback agreements and other documents required under the terms of such underwriting arrangements.

3.2 Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in Section 3.1, the Company will promptly:

(a) cooperate with the holders of such Registrable Securities and take all such other reasonable actions as are necessary or advisable to permit, expedite and facilitate the disposition of such Registrable Securities in the manner contemplated by the related registration statement, and the Company will provide to the holders of such Registrable Securities, and any attorney, accountant or other agent retained by any holder of Registrable Securities, reasonable access to appropriate Company officers and employees to answer questions and to supply information reasonably requested by any such holders of Registrable Securities, attorney, accountant or agent in connection with such registration statement;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such

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registration statement until the earlier of such time as all of such Registrable Securities and securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the date upon which the Registrable Securities may be resold pursuant to the provisions of Rule 144 under the Securities Act, and will furnish, upon request, to each such seller prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which any such seller or holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(c) furnish to each seller of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

(d) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of the states of the United States as each seller shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(e) immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, which untrue statement or omission requires amendment of the registration statement or supplementation of the prospectus, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that each holder of Registrable Securities registered pursuant to such registration statement agrees that he or it will not sell any Registrable Securities pursuant to such registration statement during the time that the Company is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement;

(f) in the event of the issuance of any stop order suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Registrable Securities for sale in any jurisdiction, use its best efforts to obtain its withdrawal;

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(g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 1 l(a) of the Securities Act;

(h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

(i) use its best efforts to list all Common Stock covered by such registration statement on the Nasdaq Stock Market or any other dealer quotation system or stock exchange.

Each seller of Registrable Securities as to which any registration is being effected shall furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

3.3 Preparation: Reasonable Investigation. In connection with the preparation and filing of the registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered, at their request, the opportunity to review such registration statement and each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto.

3.4 Indemnification.

(a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 3.1, the seller of any Registrable Securities covered by such registration statement, its directors, trustees and officers, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such seller or any such director or officer or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) any violation by the Company of any rule or regulation promulgated under the Securities Act or the Securities Exchange Act of 1934, as amended, or other federal or state securities law applicable to the Company and relating to any action or inaction required of the Company in connection with such registration, and the Company will reimburse such seller and each such director, trustee, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus,

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final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company by such seller or any such director, trustee, officer, participating person or controlling person specifically for use in the preparation thereof.

(b) Indemnification by the Sellers. As a condition to including any Registrable Securities in any registration statement filed pursuant to Section 3.1, each holder of Registrable Securities shall, severally and not jointly, indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which Registrable Securities were registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such alleged untrue statement or alleged omission was contained in information furnished to the Company by such holder specifically for use therein, and shall reimburse the Company or such director, officer or other person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

(c) Notice of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.4. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 3.4 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

(e) Indemnification Payments. The indemnification required by this Section 3.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

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4. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of a majority of the Shares. Each holder of any Registrable Securities at the time shall be bound by any consent authorized by this Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.

5. Notices. Notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered, or, if by U.S. mail, when deposited in a regularly maintained receptacle, by Certified First Class Mail, postage prepaid, addressed

(a) to any holder of Registrable Securities at the address shown on the stock transfer books of the Company unless such holder has advised the Company in writing of a different address as to which notices shall be sent under this Agreement, and

(b) if to the Company at 945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326, to the attention of the President, or to such other address or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

6. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders of Registrable Securities. This Agreement embodies the entire agreement and understanding between the Company and the other parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of Georgia. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be executed by its duly authorized officer, as of the date first above written.

TRANSCEND SERVICES, INC.

By:
Name:
Title:
SUSAN McGROGAN

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Exhibit 6.6

Stock Pledge Agreement

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”), is made as of January 31, 2005, by and between TRANSCEND SERVICES, INC., a Delaware corporation (“Pledgor”), and SUSAN McGROGAN, an individual resident of the State of Florida (the “Pledgee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement, dated as of January 31, 2005 by and among Pledgor and Pledgee (the “Purchase Agreement”), Pledgor purchased from Pledgee 100 shares of the common stock, $1.00 par value per share, of Medical Dictation, Inc., a Florida corporation (the “Pledged Shares”); and

WHEREAS, in partial payment for the Pledged Shares, Pledgor has executed in favor of Pledgee that certain Promissory Note, of even date herewith, in the original principal amount of $3,500,000 (the “Note”); and

WHEREAS, as a condition to Pledgee’s willingness to accept the Note, Pledgee has required that Pledgee pledge the Pledged Shares to Pledgee as security for Pledgor’s obligations under the Note;

NOW, THEREFORE, in consideration of the premises and the covenants set forth herein and in the Note, the parties hereto agree as follows:

1. Security for Obligations. This Agreement is given to Pledgee as security for the full, prompt and complete payment and performance of the indebtedness under the Note (the “Obligations”).

2. Pledge of Collateral. Pledgor hereby pledges, assigns, grants a security interest in, and transfers and delivers unto Pledgee a continuing security interest in all of Pledgor’s right, title and interest in and to the Pledged Shares (collectively, the “Collateral”).

3. Remedies. Upon the occurrence of an Event of Default (as defined in the Note), Pledgee shall be entitled to exercise any and all rights and remedies available to it under the Uniform Commercial Code (as enacted in the state of Georgia) and other applicable law, and Pledgee may, at its election, transfer and register in its or its nominee’s name the whole or any part of the Collateral solely for the purpose of exercising such rights and remedies; provided, however, that Pledgee may not exercise any of such rights and remedies, nor effect any such transfer and registration, if, at the time of such exercise, transfer or registration, (i) such Event of Default is no longer continuing, or (ii) no unpaid Obligations remain past due.

4. Termination. This Agreement shall terminate upon satisfaction of the Obligations. At termination, Pledgee shall deliver to Pledgor all Collateral which remains in the control of Pledgee which has not been transferred, sold, or otherwise disposed of pursuant to the provisions of Section 3 of this Agreement.

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5. Parties in Interest. This Agreement shall be binding upon Pledgor and Pledgor’s successors and assigns, and shall inure to the benefit of, and be enforceable by, Pledgee and its successors, transferees and assigns, so long as the Obligations remain outstanding, and Pledgee (or its successors, transferees and assigns) is the holder of the Note. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of Pledgee and Pledgor.

6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

7. Notices. All notices, requests, demands, tenders or other communications required or permitted hereunder (“Notices”) must be in writing and are deemed to have been duly given if (a) delivered personally, (b) sent by facsimile, followed with an original by mail, (c) mailed, certified or registered mail, return receipt requested, postage prepaid, provided that any Notice sent only pursuant to this clause (c) shall be effective on the third (3rd) business day following deposit with the U.S. Mail, (d) sent by Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, postage prepaid, as follows:

If to Pledgee to:

Susan McGrogan

10109 Cortez Boulevard

Brooksville, FL 34613

Facsimile:

With a copy in like manner (which shall not constitute notice) to:

Johnston & Sasser, P.A.

29 South Brooksville Avenue

Brooksville, FL 34605

Facsimile (352) 799-3187

Attention: Darryl W. Johnston, Esq.

If to Pledgor to:

Transcend Services, Inc.

945 East Paces Ferry Road, Suite 1475

Atlanta, Georgia 30326

Facsimile: (404) 364-8009

Attention: Chief Executive Officer

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With a copy in like manner (which shall not constitute notice) to:

Smith, Gambrell & Russell, LLP

1230 Peachtree Street, N.E.

Suite 3100, Promenade II

Atlanta, Georgia 30309-3592

Facsimile: (404) 685-6923

Attention: Richard G. Greenstein, Esq.

Each party may change its address for the giving of notices and communications to it, and/or copies thereof, by written notice to the other parties in conformity with the foregoing.

8. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed or caused this Stock Pledge Agreement to be duly executed as of the date first above written.

“PLEDGOR”

TRANSCEND SERVICES, INC.

By:
Name:
Title:

“PLEDGEE”

Susan McGrogan

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